UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Majority Voting in Election of Trustees.
On March 26, 2015, the Board of Trustees (the “Board”) of Brandywine Realty Trust (the “Company”) amended Section 8 of Article II of the Bylaws of the Company to change the vote required for the election of a Trustee in an uncontested election from a plurality of votes cast to the affirmative vote of a majority of the total votes cast “for” or “against” such nominee (the “Majority Voting Amendment”). In contested elections, a plurality of votes cast will continue to be required for the election of a Trustee.
The Majority Voting Amendment also requires any nominee for Trustee who is an incumbent Trustee and who is not elected by the vote required in the Company’s Bylaws, and with respect to whom no successor has been elected, to promptly tender his or her resignation as a Trustee, subject to acceptance by the Board. The Corporate Governance Committee would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board would be required to act on the recommendation within 90 days of certification of the shareholder vote and thereafter promptly to disclose on a Current Report on Form 8-K whether it has accepted or rejected the resignation offer (and the reasons for rejecting the resignation offer, if applicable).
The description set forth above is only a summary of the Majority Voting Amendment and is qualified in its entirety by reference to the complete text of the Bylaws of the Company, which are attached as Exhibit 3.2 to this Form 8-K and are incorporated by reference into this Item 5.03.
Opting out of Maryland Share Acquisition Act.
On March 26, 2015, the Board amended Section 16 of Article II of the Bylaws to prohibit repeal of the Company’s opt-out from Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (commonly known as the “Maryland Control Share Acquisition Act” or “CSA”) without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote on the matter (the “MCSA Amendment”).
The CSA, from which the Company opted out in September 2003, provides that a person that acquires specified levels of voting power in electing trustees of a Maryland REIT or corporation (one-tenth or more but less than one-third, one-third or more but less than a majority and a majority or more) is not entitled to vote the shares in excess of the applicable threshold, unless voting rights for the shares are approved by holders of two-thirds of the disinterested shares or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the company’s charter or bylaws adopted before the acquisition of the shares.
The description set forth above is only a summary of the MCSA Amendment and is qualified in its entirety by reference to the complete text of the Bylaws of the Company, which are attached as Exhibit 3.2 to this Form 8-K and are incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.

Exhibits

3.2	Amended and Restated Bylaws of Brandywine Realty Trust

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: March 26, 2015